Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 1, 2019, Univar Solutions Inc. (the “Company”) filed a Current Report on Form 8-K (the “Nexeo 8-K”) to report, among other things, under Item 2.01, the completion of its acquisition of Nexeo Solutions, Inc. (“Nexeo”), which occurred on February 28, 2019. On March 29, 2019, the Company announced that it completed the sale of the plastics distribution business of Nexeo (the “Plastics Business”) to an affiliate of One Rock Capital Partners, LLC. On April 3, 2019, the Company filed an amendment to the Nexeo 8-K on Form 8-K/A in order to provide the financial information required by Item 9.01 of Form 8-K, which included as Exhibit 99.5 the unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2018.

The unaudited pro forma condensed combined financial information gave effect to the acquisition of Nexeo and the sale of the Plastics Business as if they had occurred on January 1, 2018. An unaudited pro forma condensed combined balance sheet is not presented because all of the acquisition of Nexeo and the sale of the Plastics occurred prior to June 30, 2019 and are fully reflected in the unaudited balance sheet as of such date included in the interim financial statements included by reference in this prospectus.

Univar Solutions and Nexeo have different fiscal years. Univar Solutions fiscal year ends on December 31, whereas Nexeo’s fiscal year ended on September 30. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 combines Univar Solutions year ended December 31, 2018 with Nexeo’s year ended September 30, 2018. The unaudited pro forma condensed combined statement of operations for the year end December 31, 2018 has been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 Regulation S-X. The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the acquisition of Nexeo and the sale of the Plastics, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the operating results of the combined company.

This pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the pro forma condensed combined financial information. In addition, the pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

•

Univar Solutions audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2018 included in Univar Solutions Annual Report on Form 10-K filed on February 21, 2019

•

Univar Solutions unaudited condensed consolidated financial statements and the related notes thereto for the three months ended March 31, 2019 included in Univar Solutions Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

•

Univar Solutions unaudited condensed consolidated financial statements and the related notes thereto for the six months ended June 30, 2019 included in Univar Solutions Quarterly Report on Form 10-Q for the quarter ended June 30, 2019;

•

Nexeo’s audited consolidated financial statements and the related notes thereto as of and for the year ended September 30, 2018 included in Nexeo’s Annual Report on Form 10-K for the year ended September 30, 2018;

•

Nexeo’s unaudited consolidated financial statements and the related notes thereto for the three months ended December 31, 2018 included in Nexeo’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018; and

•	The accompanying notes to the unaudited pro forma condensed combined financial information.

This unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is based on assumptions and estimates considered appropriate by Univar Solutions management; however, they are not necessarily indicative of what Univar Solutions results of operations actually would have been assuming the acquisition of Nexeo and the sale of the Plastics had been consummated as of the dates indicated, nor do they purport to represent Univar Solutions consolidated results of operations for future periods. The unaudited pro forma condensed combined financial information does not reflect any integration costs or savings that may be realized. The acquisition of Nexeo is accounted for as a business combination and will reflect the application of acquisition accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information currently available. Certain valuations and assessments, including valuations of the intangible assets and liabilities, as well as the assessment of the income tax positions and rates of the combined business, are in process. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements and the differences may be material.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the acquisition of Nexeo and the sale of the Plastics Business, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the operating results of the combined company. The allocation of the purchase price to the acquired assets and assumed liabilities was based on a preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Nexeo, Univar Solutions used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The unaudited pro forma adjustments are based upon available information and certain assumptions Univar Solutions believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

This unaudited pro forma condensed combined financial information do not consider any impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved in the acquisition or any strategies that management may consider in order to continue to efficiently manage Univar Solutions operations. Future results may vary significantly from the results reflected due to various factors. The historical consolidated financial information has been adjusted to reflect factually supportable items directly attributable to the acquisition and, with respect to the statement of operations only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting, Accounting Standards Codification (ASC) Topic 805, Business Combinations, with Univar Solutions treated as the acquirer, and Article 11 of Regulation S-X, as defined by the SEC. The following unaudited pro forma condensed combined financial information primarily gives effect to:

•	Application of the acquisition method of accounting in connection with the acquisition

•	Financing arrangements entered into in connection with the acquisition;

•	Transaction costs incurred in connection with the acquisition; and

•	The sale of the Plastics business

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change. The final determination of the allocation of the purchase price will be based on the actual tangible assets and liabilities, and intangible assets of Nexeo and may be materially different from the preliminary unaudited adjustments presented herein.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Univar Solutions. Univar Solutions believes these accounting policies are similar in most material respects to those of Nexeo. Certain reclassifications have been made to conform the presentation of Nexeo’s financial information to that of Univar Solutions.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

(in millions, except per share amounts)

For the Year Ended December 31, 2018

	Historical
	Univar Solutions, Inc	Nexeo Solutions, Inc						Pro forma Combined
(in millions, except per share data)	Year ended December 31, 2018	Year ended September 30, 2018	Disposition of Nexeo Plastics (Note 3)	Reclassification adjustments (Note 4)		Pro forma adjustments (Note 5)		Year ended December 31, 2018
Net sales	$8,632.5	$4,034.2	$(1,980.0)			$(1.2)	5(a)	$10,685.5
Cost of goods sold (exclusive of depreciation)	6,732.4	3,574.1	(1,783.8)	(134.2)	4(a), 4(b), 4(c)	(1.2)	5(a)	8,387.0
Operating expenses:
Outbound freight and handling	328.3	—	—	53.1	4(a)	—		381.4
Warehousing, selling and administrative	931.4	352.6	(87.0)	(11.8)	4(b), 4(c), 4(d), 4(e), 4(f)	(11.3)	5(b)	1,173.9
Other operating expenses, net	73.5	—	—	34.2	4(f)	(19.4)	5(b)	88.3
Depreciation	125.2	—	—	41.8	4(c)	—		167.0
Amortization	54.3	—	—	19.7	4(d)	7.2	5(c)	81.2
Transaction related costs	—	2.8	—	(2.8)	4(e)	—		—
Change in fair value of contingent consideration obligations	—	7.5	—	—		(7.5)	5(e)	—

Total Operating expenses	$1,512.7	$362.9	$(87.0)	$134.2		$(31.0)		$1,891.8

Operating Income	$387.4	$97.2	$(109.2)	$—		$31.0		$406.4

Other (expense) income:
Interest income	3.2	0.5	(0.4)	—				3.3
Interest expense	(135.6)	(52.6)	—	—		22.7	5(d)	(165.5)
Loss on extinguishment on debt	(0.1)	—	—	—				(0.1)
Other expense, net	(32.7)	1.0	(0.4)	—				(32.1)

Total other expense	$(165.2)	$(51.1)	$(0.8)	$—		$22.7		$(194.4)

Income (loss) before income taxes	222.2	46.1	(110.0)	—		53.7		212.0
Income tax expense (benefit)	49.9	16.7	(22.8)	—		13.4	5(f)	57.2

Net income (loss)	$172.3	$29.4	$(87.2)	$—		$40.3		$154.8

Income (loss) per common share:
Basic	$1.22	$0.38						$0.92
Diluted	$1.21	$0.38						$0.91
Weighted average common shares outstanding:
Basic	141.2	76.8					5(g)	169.1
Diluted	142.2	76.9					5(g)	170.1

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

(in millions, except per share amounts)

For the Six Months Ended June 30, 2019

	Historical	Unaudited
	Univar Solutions, Inc	Nexeo Solutions, Inc						Pro forma Combined
(in millions, except per share data)	Six months ended June 30, 2019	Two months ended February 28, 2019	Disposition of Nexeo Plastics (Note 3)	Reclassification adjustments (Note 4)		Pro forma adjustments (Note 5)		Six months ended June 30, 2019
Net sales	$4,744.6	$636.0	$(310.0)			$(0.6)	5(a)	$5,070.0
Cost of goods sold (exclusive of depreciation)	3,670.9	567.0	(279.7)	(22.4)	4(a), 4(b), 4(c)	(0.6)	5(a)	3,935.2
Operating expenses:
Outbound freight and handling	178.3	—	—	8.9	4(a)	—		187.2
Warehousing, selling and administrative	534.2	55.0	(22.9)	(2.5)	4(b), 4(c), 4(d), 4(e), 4(f)	—		563.8
Other operating expenses, net	228.6	—	—	32.5	4(f)	(51.4)	5(b)	209.7
Depreciation	72.9	—	—	7.0	4(c)	—		79.9
Amortization	33.0	—	—	3.3	4(d)	9.4	5(c)	45.7
Transaction related costs	—	26.8	—	(26.8)	4(e)	—		—

Total Operating expenses	$1047.0	$81.8	$(22.9)	$22.4		$(42.0)		$1,086.3

Operating Income	$26.7	$(12.8)	$(7.4)	$—		$42.0		$48.5

Other (expense) income:
Interest income	1.7	0.1	(0.1)	—				1.7
Interest expense	(73.8)	(8.6)	—	—		3.6	5(d)	(78.8)
Loss on extinguishment on debt	(0.7)	—	—	—				(0.7)
Other expense, net	(11.7)	—	(—)	—				(11.7)

Total other expense	$(84.5)	$(8.5)	$(0.1)	$—		$3.6		$(89.5)

Income (loss) before income taxes	(57.8)	(21.3)	(7.5)	—		45.6		(41.0)
Income tax expense (benefit)	(4.8)	5.3	1.9	—		16.2	5(f)	18.6

Net income (loss) from continuing operations	$(53.0)	$(26.6)	$(9.4)	$—		$29.4		$(59.6)

Loss per common share:
Basic	$(0.33)							$(0.33)
Diluted	$(0.33)							$(0.33)
Weighted average common shares outstanding:
Basic	159.5						5(g)	178.1
Diluted	159.5						5(g)	178.1

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared pursuant to SEC Regulation S-X Article 11. Univar Solutions fiscal year end is December 31 and Nexeo’s fiscal year end was September 30.

An unaudited pro forma condensed combined balance sheet is not presented because the acquisition of Nexeo and the sale of the Plastics occurred prior to June 30, 2019 and are fully reflected in the unaudited balance sheet as of such date included in the interim financial statements included by reference in this prospectus.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2018 and six months ended June 30, 2019 give effect to (i) the acquisition of Nexeo and the sale of the Plastics as if they had been completed on January 1, 2018 and 2019, the beginning of Univar Solutions most recently completed fiscal year and six month interim period and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 and six months ended June 30, 2019 also give effect to the disposition of the Nexeo plastics business as if it had been completed on January 1, 2018. Because the difference between Univar Solutions and Nexeo’s fiscal year end dates is less than 93 days, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 was prepared using Univar Solutions audited consolidated statement of operations for the year ended December 31, 2018 and Nexeo’s audited consolidated statement of operations for the year ended September 30, 2018, as permitted under Rule 11-02 of Regulation S-X.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in ASC 805, Business Combinations, with Univar Solutions treated as the accounting acquirer and Nexeo as the accounting acquiree.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the acquisition of Nexeo and the sale of the Plastics Business, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the operating results of the combined company. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the acquisition of Nexeo and the sale of the Plastics or of any integration costs.

Note 2. Significant Accounting Policies

The accounting policies used in the preparation of these pro forma condensed combined financial statements are those set out in Univar Solutions unaudited condensed consolidated financial statements included in Univar Solutions Form 10-K for the fiscal year ended December 31, 2018. For the purposes of preparing the pro forma condensed combined financial statements, Univar Solutions management has conducted a preliminary analysis to determine whether any adjustment is required to conform Nexeo’s financial statements to reflect the current accounting policies of Univar Solutions. Based on this preliminary review of Nexeo’s accounting policy disclosures set forth in Nexeo’s consolidated financial statements included in Form 10-K for the fiscal year ended September 30, 2018, supplemented by discussion with Nexeo’s senior financial management, Univar Solutions identified an accounting policy difference for revenue recognition. Univar Solutions adopted ASC 606, Revenue Recognition, on January 1, 2018, the first day of its 2018 fiscal year using the modified retrospective method of adoption. For Nexeo, ASC 606, became effective for its fiscal year beginning on October 1, 2018, and Nexeo adopted ASC 606 using the modified retrospective method. However, this difference does not have a material impact on the pro forma condensed combined financial statements. As a result, no adjustment to Nexeo’s net sales in the unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2018 has been made.

Determining the full impact of aligning Nexeo’s accounting policies with those of Univar Solutions will require a detailed analysis. Based on procedures conducted to date, Univar Solutions is not aware of any material differences after considering significant accounting policy areas. Certain reclassifications have been reflected in the pro forma adjustments to conform Nexeo’s presentation to Univar Solutions in the statements of operations. Note 8 sets forth additional information about reclassifications and adjustments necessary to conform Nexeo’s financial statements to the accounting policies and presentation used by Univar Solutions.

Note 3. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

Reflects year ended December 31, 2018 and two months ended February 28, 2019 of operating results for the Nexeo plastics business which was reflected as a discontinued operation in the Company’s historical statement of operations. Financial information for the plastics business was derived from unaudited, historical books and records of Nexeo Solutions. Inc.

Note 4. Reclassification adjustments

(a)	To reclassify $53.1 million and $8.9 million of outbound freight from cost of goods sold for the year ended December 31, 2018 and six months ended June 30, 2019, respectively.

(b)	To reclassify $59.0 million and $9.8 million of warehousing from cost of goods sold for the year ended December 31, 2018 and six months ended June 30, 2019, respectively.

(c)

To reclassify $41.8 million and $7.0 million of depreciation from cost of goods sold and warehousing, selling and administration to depreciation for the year ended December 31, 2018 and six months ended June 30, 2019, respectively.

(in millions)	Year ended December 31, 2018	Six months ended June 30, 2019
Cost of good sold	22.1	3.7
Warehouse, selling and administration	19.7	3.3

Total Depreciation	41.8	7.0

(d)

To reclassify $19.7 million and $3.3 million of amortization from warehousing, selling and administration to amortization for the year ended December 31, 2018 and six months ended June 30, 2019, respectively.

(e)	To reclassify $11.3 million and $28.2 million of transaction costs to other operating expenses, net for the year ended December 31, 2018 and six months ended June 30, 2019, respectively.

(in millions)	Year ended December 31, 2018	Six months ended June 30, 2019
Warehouse, selling and administration	$8.5	1.4
Transaction costs	2.8	26.8

Total transaction costs	$11.3	28.2

(f)	To reclassify $34.2 million and $32.5 million of other expenses, net from warehousing, selling and administration for the year ended December 31, 2018 and six months ended June 30, 2019, respectively.

Note 5. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Reflects adjustments for the elimination of sales and the corresponding expenses related to transactions treated as intercompany as a result of the merger.

(b)

Reflects the adjustments to reverse incurred and non-recurring transaction costs, which were recorded in Univar Solutions and Nexeo’s other operating expenses, net. The transaction costs reflected in historical statements of operations are as follows:

(in millions)	Year ended December 31, 2018	Six months ended June 30, 2019
Reversal of Univar Solutions transaction costs	$(19.4)	(51.4)
Reversal of Nexeo’s transaction costs	(11.3)	—

Total adjustment for other operating expenses, net	$(30.7)	(51.4)

(c)

Reflects the adjustments to (i) eliminate historical amortization expense and (ii) recognition of new amortization expense related to identifiable intangible assets, primarily customer relationships, calculated in proportion to how the asset will be utilized over the useful life.

(in millions)	Year ended December 31, 2018	Six months ended June 30, 2019
Reversal of Nexeo’s historical intangible asset amortization	$(19.7)	(3.3)
Amortization of purchased identifiable intangible assets	26.9	12.7

Intangible asset amortization adjustment	$7.2	9.4

(d)

Reflects the adjustments to (i) reverse interest expense associated with the anticipated repayment of Nexeo’s existing debt and (ii) recognition of new interest expense associated with the new debt financing.

(in millions)	Year ended December 31, 2018	Six months ended June 30, 2019
Elimination of Nexeo’s historical interest expense related to repayment of Nexeo’s debt	$52.6	8.6
Interest expense on new debt financing	(29.9)	(5.0)

Interest expense pro forma adjustment	$22.7	3.6

A sensitivity analysis on interest expense for the year ended December 31, 2018 and six months ended June 30, 2019 has been performed to assess the effect of a change of 1/8% of the hypothetical interest rate would have on the debt. The interest rates used for purposes of preparing this pro forma financial information related to the new term loan facility is approximately 4.65% on the USD Term Loan and 2.75% on the EUR Term Loan as of February 28, 2019. These rates are comprised of the one-month LIBOR rate of 2.489% and the one-month EURIBOR rate of 0.0% as of February 28, 2019, plus certain margins specified in the facility agreements. A 1/8% increase or decrease in interest rates would result in a change in interest expense of approximately $1 million and nil for the year ended December 31, 2018 and six months ended June 30, 2019, respectively.

(e)

Reflects the $7.5 million adjustment to eliminate the changes in fair value of the contingent consideration to coincide with the historical liability form a tax receivable agreement and deferred compensation agreement that was repaid in relation to the merger agreement.

(f)

To adjust $13.4 million and 16.2 million of income tax expense related to the income tax effect of the pro forma adjustments for the year ended December 31, 2018 and six months ended June 30, 2019, respectively. These adjustments are calculated using historical statutory tax rates by jurisdiction, resulting in blended statutory tax rates (inclusive of state taxes) of 25.0% for the year ended December 31, 2018. The income tax effects of the Tax Cuts and Jobs Act (TCJA), which was enacted in the United States on December 22, 2017, are presented as recorded by the separate companies and have not been re-determined on a combined basis. The provisions of TCJA are expected to reduce the U.S. federal statutory tax rate of the combined group to 21.0% for the year ending in 2018 and thereafter. As we continue to assess the impact on state filings, the applicable state tax rate may change due to various state specific factors.

(g)

Represents the pro forma weighted average shares outstanding that have been calculated using the historical weighted average shares of Univar Solutions common stock outstanding and the additional Univar Solutions equity awards issued in conjunction with the acquisition of Nexeo and the sale of the Plastics, assuming those shares and awards were outstanding as of the beginning of the periods for the year ended December 31, 2018 and six months ended June 30, 2019.

Pro Forma Basic Weighted Average Shares (in millions)
Historical Univar Solutions weighted average shares outstanding—basic	141.2
Shares of Univar Solutions common stock to be issued to Nexeo stockholders pursuant to the business combination agreement	27.9

Pro forma weighted average shares—basic at December 31, 2018	169.1

Pro Forma Diluted Weighted Average Shares (in millions)
Historical Univar Solutions weighted average shares—diluted	142.2
Shares of Univar Solutions common stock to be issued to Nexeo stockholders pursuant to the business combination agreement	27.9

Pro Forma weighted average shares—diluted at December 31, 2018	170.1

Pro Forma Basic Weighted Average Shares (in millions)
Historical Univar Solutions weighted average shares outstanding—basic	159.5
Weighted average share adjustment to reflect the Transaction as of January 1, 2018	18.6

Pro forma weighted average shares—basic at June 30, 2019	178.1

Pro Forma Diluted Weighted Average Shares (in millions)
Historical Univar Solutions weighted average shares—diluted	159.5
Weighted average share adjustment to reflect the Transaction as of January 1, 2018	18.6

Pro Forma weighted average shares—diluted at June 30, 2019	178.1